Exhibit 99.1

                  Argonaut Group, Inc. Announces 2006
 First Quarter Results; Record Underwriting Profits and Double-Digit
     Increases in Premium Growth Highlight Another Strong Quarter

    SAN ANTONIO--(BUSINESS WIRE)--May 2, 2006--Argonaut Group, Inc. (NASDAQ: AGII) today announced financial results for the three months ended March 31, 2006.

    Highlights for the 2006 first quarter include the following:

    --  Pre-tax operating income increased 35 percent to a record
        $31.2 million;

    -- Gross written premiums were $269.2 million, a 30 percent increase versus $206.7 million in last year's first quarter; earned premiums were up 23 percent for the first quarter;

    -- Investment income rose to $24.7 million, a 25 percent increase over the first quarter of 2005;

    -- Cash flow from operations was $48.8 million, compared to $53.6 million in the first quarter a year ago.

    Argonaut Group President and CEO Mark E. Watson III said, "Broader market penetration in selected niche business areas and a continued focus on strong underwriting fundamentals produced excellent first quarter financial results, particularly in our two largest segments, Excess & Surplus Lines and Select Markets."

    FINANCIAL RESULTS

    For the first quarter of 2006, Argonaut Group reported net income of $20.5 million, or $0.61per diluted common share on 33.8 million shares, which includes pre-tax operating income of $31.2 million and income tax expense of $10.7 million. This compares to 2005 first quarter net income of $26.0 million, or $0.83 per diluted common share on 31.1 million shares, which included pre-tax operating income of $23.1 million, realized gains on sales of investments of $1.9 million and an income tax benefit of $1.0 million. Net income in the first quarter of 2006 reflects $10.7 million of tax expense, compared to a $1.0 million tax benefit in the first quarter of 2005 due to a reduction in the deferred tax asset valuation allowance and a $1.0 million state tax benefit. The Company believes operating income is another meaningful measure of Argonaut Group's performance, yet differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three months ended March 31, 2006 and 2005, respectively, please refer to the reconciliation table attached to this news release.
    Total revenue, which includes gains and losses on sales of investments, was $224.6 million during the first quarter of 2006, compared to $183.8 million for the same period in 2005, or a 22.2 percent increase. Earned premiums for the three months ended March 31, 2006 were $199.9 million compared to $162.1 million for the same quarter in 2005, a 23.3 percent increase. Total revenue includes realized gains and losses on the sales of investments, which were zero, and $1.9 million respectively for the first quarters of 2006 and 2005.
    The Group combined ratio for the first quarter of 2006 was 95.2 percent, versus 95.6 percent for the same three-month period in 2005. Included in the combined ratio for the first quarter of 2006 are losses of $4.3 million associated with catastrophes in March 2006. The combined ratios for Excess and Surplus Lines, Select Markets and Public Entity for the quarter were 93.4 percent, 93.9 percent, and
92.2 percent, respectively.

    SEGMENT RESULTS

    Excess & Surplus Lines (E&S) - For the first quarter of 2006, gross written premiums and operating income for E&S Lines totaled $178.0 million and $17.0 million, respectively. This compares to gross written premiums of $100.8 million and operating income of $13.3 million in the first quarter of 2005. The combined ratio for the 2006 first quarter was 93.4 percent, versus 91.4 percent for the same three-month period in 2005. Catastrophe losses for E&S during the first quarter of 2006 totaled approximately $3.3 million, representing approximately 2.7 percentage points of the quarter's loss ratio.

    Select Markets - During the first quarter, gross written premiums were $72.9 million and operating income totaled $7.1 million, compared to gross written premiums of $63.6 million and operating income of $5.7 million during the same period in 2005. The combined ratio for the first quarter of 2006 was 93.9 percent versus 95.3 percent in the first quarter last year. Catastrophe losses for Select Markets during the first quarter of 2006 totaled approximately $1.0 million, representing approximately 1.8 percentage points of the quarter's loss ratio.

    Public Entity - Gross written premiums for the first quarter were $17.8 million and operating income totaled $2.1 million, versus gross written premiums of $18.2 million and operating income of $1.9 million for the quarter ended March 31, 2005. For the first quarter of 2006, the combined ratio in this segment was 92.2 percent versus 94.9 percent during the same three-month period in 2005.

    Risk Management - As previously disclosed in the third quarter of 2005, the renewal rights to a majority of the business that comprised Risk Management were sold to XL America, Inc. The remaining business activity for this segment generated gross written premiums of $0.5 million for the three months ended March 31, 2006, and operating income of $8.8 million, compared to gross written premiums of $24.1 million and operating income of $6.9 million for the same period in 2005. For the first quarter of 2006, the combined ratio in this segment was 95.7 percent versus 106.2 percent a year earlier.

    CONFERENCE CALL

    Argonaut Group will Web cast an investor conference call at 4:00 p.m. EDT (3:00 p.m. CDT) on Tuesday, May 2, 2006. The conference call can be accessed by visiting Argonaut Group's investor relations Web page at www.argonautgroup.com and clicking on 'investor relations,' or by telephone toll free at 800-561-2601 (pass code: 15068301). The international dial-in number for the conference call is 617-614-3518. A replay of the conference call will be available approximately one hour after the call's completion on Argonaut Group's investor relations Web page, or by telephone toll free at 888-286-8010 (pass code: 41466915). If calling from abroad, please access the conference call replay by dialing 617-801-6888.

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This news release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

    ABOUT ARGONAUT GROUP, INC.

    Headquartered in San Antonio, Argonaut Group, Inc. (NASDAQ: AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with approximately $3.4 billion in assets. Through its insurance subsidiaries, Argonaut Group offers a full line of high quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and Public Entity. Members of Argonaut Group include Colony Group, Argonaut Specialty, Rockwood Casualty, Great Central, Grocers Insurance, Trident Insurance Services, and Argonaut Insurance Company. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.


                         ARGONAUT GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
               (in millions, except per share amounts)


                                           March 31,      December 31,
                                              2006            2005
                                           -----------     -----------
                                          (unaudited)
                Assets
 Total investments                        $   2,208.4     $   2,173.0
 Cash and cash equivalents                       28.3            29.7
 Accrued investment income                       16.5            17.4
 Receivables                                    739.0           736.5
 Goodwill                                       106.3           106.3
 Other assets                                   341.6           341.7
                                           -----------     -----------
             Total assets                 $   3,440.1     $   3,404.6
                                           ===========     ===========

   Liabilities and Shareholders' Equity
 Reserves for losses and loss
  adjustment expenses                     $   1,903.9     $   1,875.4
 Unearned premiums                              473.2           475.8
 Other liabilities                              334.6           337.3
                                           -----------     -----------
          Total liabilities                   2,711.7         2,688.5

 Total shareholders' equity                     728.4           716.1
                                           -----------     -----------
 Total liabilities and shareholders'
  equity                                  $   3,440.1     $   3,404.6
                                           ===========     ===========

 Book value per common share - basic      $     23.31     $     23.48
                                           ===========     ===========
 Book value per common share -
  diluted (a)                             $     21.94     $     21.73
                                           ===========     ===========

(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.


                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
               (in millions, except per share amounts)


                                                Three Months Ended
                                                     March 31,
                                             -------------------------
                                                2006           2005
                                                    (unaudited)

Gross Written Premiums                       $   269.2      $   206.7
Net Written Premiums                             191.5          151.1

Earned Premiums                                  199.9          162.1
Net Investment Income                             24.7           19.8
Gains on Sales of Investments                        -            1.9
                                              ---------      ---------
  Total Revenue                                  224.6          183.8

Losses and Loss Adjustment Expenses              121.9           97.1
Underwriting, Acquisition and Insurance
 Expense                                          68.4           57.9
Interest Expense                                   3.1            3.8
                                              ---------      ---------
  Total Expenses                                 193.4          158.8

Income Before Tax                                 31.2           25.0
Income Tax Provision                              10.7            7.9
Change in Deferred Tax Valuation Allowance           -           (8.9)
                                              ---------      ---------
   Net Income                                $    20.5      $    26.0
                                              =========      =========

Net Income:
  From Operations                            $    31.2      $    23.1
  From Sale of Investments                           -            1.9
                                              ---------      ---------
Income Before Taxes                               31.2           25.0
  Income Tax Provision (Benefit)                  10.7           (1.0)
                                              ---------      ---------
Total Net Income:                            $    20.5      $    26.0
                                              =========      =========

Net Income per Common  Share (Basic):        $    0.65      $    0.91
                                              =========      =========

Net Income per Common Share (Diluted):       $    0.61      $    0.83
                                              =========      =========

Weighted Average Common Shares:
   Basic                                          31.1           27.8
                                              =========      =========
   Diluted                                        33.8           31.1
                                              =========      =========


                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)


                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                  2006         2005
                                                     (unaudited)
Excess & Surplus Lines
----------------------
 Gross Written Premiums                        $   178.0    $   100.8
 Net Written Premiums                              130.5         74.3
 Earned Premiums                                   123.1         78.2

 Underwriting Income                           $     8.1    $     6.8
 Net Investment Income                               8.9          6.5
                                                ---------    ---------
 Operating Income Before Taxes                 $    17.0    $    13.3
                                                =========    =========

 Loss Ratio                                         62.6%        60.2%
 Expense Ratio                                      30.8%        31.2%
                                                ---------    ---------
 GAAP Combined Ratio                                93.4%        91.4%
                                                =========    =========
 GAAP Combined Ratio excluding Cat Losses           90.7%        91.4%
                                                =========    =========

Select Markets
--------------
 Gross Written Premiums                        $    72.9    $    63.6
 Net Written Premiums                               47.2         45.5
 Earned Premiums                                    53.9         48.0

 Underwriting Income                           $     3.3    $     2.3
 Net Investment Income                               3.8          3.4
                                                ---------    ---------
 Operating Income Before Taxes                 $     7.1    $     5.7
                                                =========    =========

 Loss Ratio                                         65.3%        65.2%
 Expense Ratio                                      28.6%        30.1%
                                                ---------    ---------
 GAAP Combined Ratio                                93.9%        95.3%
                                                =========    =========
 GAAP Combined Ratio excluding Cat Losses           92.1%        95.3%
                                                =========    =========

Public Entity
-------------
 Gross Written Premiums                        $    17.8    $    18.2
 Net Written Premiums                               14.0         14.2
 Earned Premiums                                    12.8         16.6

 Underwriting Income                           $     1.0    $     0.8
 Net Investment Income                               1.1          1.1
                                                ---------    ---------
 Operating Income Before Taxes                 $     2.1    $     1.9
                                                =========    =========

 Loss Ratio                                         58.1%        62.0%
 Expense Ratio                                      34.1%        32.9%
                                                ---------    ---------
 GAAP Combined Ratio                                92.2%        94.9%
                                                =========    =========

Risk Management
---------------
 Gross Written Premiums                        $     0.5    $    24.1
 Net Written Premiums                               (0.2)        17.1
 Earned Premiums                                    10.1         19.3

 Underwriting Income (Loss)                    $     0.4    $    (1.2)
 Net Investment Income                               8.4          8.1
                                                ---------    ---------
 Operating Income before Taxes                 $     8.8    $     6.9
                                                =========    =========

 Loss Ratio                                         21.8%        46.9%
 Expense Ratio                                      73.9%        59.3%
                                                ---------    ---------
 GAAP Combined Ratio                                95.7%       106.2%
                                                =========    =========


                         ARGONAUT GROUP, INC.
           RECONCILIATION OF OPERATING INCOME TO NET INCOME
                            (in millions)


                                                 Three Months Ended
                                                     March 31,
                                               ---------------------
                                                 2006         2005
                                                    (unaudited)
Income (loss) before income tax
  Excess & Surplus Lines                           17.0         13.4
  Select Markets                                    7.1          5.7
  Public Entity                                     2.1          1.9
  Risk Management                                   8.8          6.9
  Run-off lines                                       -            -
  Corporate & other                                (3.8)        (4.8)
                                                --------     --------
Operating income before taxes                      31.2         23.1
  Net realized investment gains                       -          1.9
                                                --------     --------
Total income before income tax                     31.2         25.0
Income tax provision (benefit)                     10.7         (1.0)
                                                --------     --------
Net Income                                     $   20.5     $   26.0
                                                ========     ========




    CONTACT: Argonaut Group, Inc., San Antonio
             Mark Haushill, 210-321-8400